1 Subscription Agreement for Shares of Golub Capital Private Income Fund I 1. Your Investment in Golub Capital Private Income Fund I* (the “Company”) Investment Amount $ A. Investment Information ☐ Additional Investment ☐ Initial Investment B. Investment Type (Must be in increments of $500) (The minimum initial investment is $2,500) *Investors will not be charged any sales load or commission in connection with their purchase of Class I Shares, which are a vailable for certain fee - based wrap accounts and to other eligible investors. For additional information, please see the confidential private placement memorandu m, as amended and supplemented. C. Investment Method ☐ By mail : Please make checks payable to Golub Capital Private Income Fund I and attach to this agreement.** ☐ By wire : Please wire funds according to the instructions below. Bank Name: First National Bank of Omaha Bank Address: 1620 Dodge St., Omaha, NE 68197 ABA Routing No.: 104000016 Account No.: 734584520 Account Name: Ultimus Fund Solutions FBO Golub Capital Private Income Fund Reference: [Investor Name as provided in Section 3] For Share Class I : ☐ Broker / Financial advisor will make payment on your behalf ** Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travel ers checks are not accepted. Exhibit 10.8

Subscription Agreement for Shares of Golub Capital Private Income Fund I

GOLUB CAPITAL

2. Ownership Type (Select only one)

A. Taxable Accounts

☐ Individual or Joint Tenant With Rights of Survivorship

☐ Transfer on Death (Optional Designation.)

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift / Transfer to Minors

State of ______________________

Date of Birth ______________________

B. Non-Taxable Accounts

☐ IRA (Custodian Signature Required)

☐ Roth IRA (Custodian Signature Required)

☐ SEP IRA (Custodian Signature Required)

☐ Rollover IRA (Custodian Signature Required)

☐ Inherited IRA (Custodian Signature Required)

☐ Pension Plan (Include Certification of Investment Powers Form)

☐ Other ______________________

C. Custodian Information
(For Custodial Accounts Only)

Custodian Name ______________________ Custodian Account Number ______________________

D. Entity Name (Retirement Plan / Trust / Corporation / Partnership / Other)

Trustee(s) and / or authorized signatory(s) information **MUST** be provided in Sections 3A and 3B. All legal entities **MUST** complete Appendix D.

Entity Name	Tax ID Number	Date of Formation	Exemptions (See Form W-9 Instructions at www.irs.gov)

____
Entity Address (Legal Address. **Required**)

Entity Type (Select one. **Required**)

☐ Retirement Plan ☐ Trust ☐ S Corporation ☐ C Corporation ☐ Limited Liability Corporation ☐ Profit-Sharing Plan

☐ Non-Profit Organization ☐ Partnership Exempt payee code (if any) __________ ☐ Other ______________

Jurisdiction (if Non-U.S.) ______________________
(Attach completed applicable Form W-8(s))

Exemption from FATCA reporting code (if any) ______________________

Entities **MUST** separately provided the following information, as applicable:

Corporations:
Certificate/Articles of Incorporation
Copy of Authorized Signatory List
Certification Regarding Beneficial Owners of Legal Entity Customers

Limited Liability Companies:
Copy of signed Operating Agreement
Copy of the Certificate of Formation
Certification Regarding Beneficial Owners of Legal Entity Customers

Pension/Profit Sharing Plans:
Copy of signed Plan document and Trust Agreement Copy of Authorized Signatory List

Estates:
Copy of Death Certificate
Letters Testamentary or Letter of Administration
Letter of Instructions from Executor

Foundations/Endowments (or other Tax Exempt Entities):
Copy of signed organizational documents
Copy of Authorized Signatory List

Partnerships or Limited Partnerships:
Copy of Partnership Agreement
Names of General Partner(s) (if not available on Partnership Agreement)
Copy of signed organizational documents for each entity that is a GP
Certification Regarding Beneficial Owners of Legal Entity Customers

Trusts:
A copy of the title page, authorized individual page and signature page of the Trust Agreement

2

Subscription Agreement for Shares
of Golub Capital Private Income Fund I

GOLUB CAPITAL

3. Investor Information

A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)

Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.

First Name (MI) Last Name Gender

Social Security Number / Tax ID Date of Birth (MM/DD/YYYY) Daytime Phone Number

Residential Street Address City State Zip Code

Country

If you are a non-U.S. citizen, please specify your country of citizenship (**required**):

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) ____________________
Country of Citizenship

Please specify if you are a Golub Capital employee / officer / director / affiliate (**required**):

☐ Golub Capital Employee ☐ Golub Capital Officer or Director ☐ Immediate Family Member of Golub Capital Officer or Director

☐ Golub Capital Affiliate ☐ Not Applicable

B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name (MI) Last Name Gender

Social Security Number / Tax ID Date of Birth (MM/DD/YYYY) Daytime Phone Number

Residential Street Address City State Zip Code

Country

If you are a non-U.S. citizen, please specify your country of citizenship (**required**):

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) ____________________
Country of Citizenship

Please specify if you are a Golub Capital employee / officer / director / affiliate (**required**):

☐ Golub Capital Employee ☐ Golub Capital Officer or Director ☐ Immediate Family Member of Golub Capital Officer or Director

☐ Golub Capital Affiliate ☐ Not Applicable

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Beneficiary date of birth required. Whole percentages only; must equal 100%; if no percentage is provided, percentage amount will default to an even split based on number of beneficiaries.)

First Name (MI) Last Name SSN Date of Birth (MM/DD/YYYY) ☐ Primary ☐ Secondary ______ %

First Name (MI) Last Name SSN Date of Birth (MM/DD/YYYY) ☐ Primary ☐ Secondary ______ %

First Name (MI) Last Name SSN Date of Birth (MM/DD/YYYY) ☐ Primary ☐ Secondary ______ %

First Name (MI) Last Name SSN Date of Birth (MM/DD/YYYY) ☐ Primary ☐ Secondary ______ %

Custodian/Guardian for a minor Beneficiary (**required**, cannot be same as Investor or Co-Investor): ____________________

D. ERISA Plan Asset Regulations

All investors are required to complete Appendix B attached hereto.

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4 Subscription Agreement for Shares of Golub Capital Private Income Fund I 4. Mailing Address (if different from Section 3A ) Mailing Address City State Zip Code Cou ntry Pursuant to the Company’s Distribution Reinvestment Plan, you are AUTOMATICALLY enrolled in our Distribution Reinvestment Plan. ☐ If you do NOT wish to be automatically enrolled in the Distribution Reinvestment Plan, please check here. Non - Custodial Investors must also complete the Cash Distributions Information section below. If the Cash Distribution Information section below is no t completed, distributions will be sent to the Non - Custodial Investor’s address of record. Custodial held accounts do not need to fill out the Cash Distributions Information section below. If Custodial held accounts elect cash distribution, the cash distributi on must be sent to the custodian. CASH DISTRIBUTIONS ( to be completed by Non - Custodial Investors only ): COMPLETE THE BELOW SECTIONS IF YOU DO NOT WISH TO BE AUTOMATICALLY ENROLLED IN THE DISTRIBUTION REINVESTMENT PLAN. A. ☐ Check mailed to street address in 3A . B. ☐ Check mailed to secondary address in 3B . C. ☐ Direct Deposit by ACH (attach a voided check). D. ☐ Wire transfer E. ☐ Check mailed to Third Party Financial Institution (complete section below). I authorize Golub Capital Private Income Fund I or its agent to deposit my distribution into my checking or savings account. Thi s authority will remain in force until I notify Golub Capital Private Income Fund I in writing to cancel it. In the event that Gol ub Capital Private Income Fund I deposits funds erroneously into my account, they are authorized to debit my account for an amount not t o exceed the amount of the erroneous deposit. 5. Select How You Want to Receive Your Distributions (Please read entire section) Zip Code State City Mailing Address Financial Institution Name Account Name Account Number ABA Routing Number For Further Credit Account Number (if applicable) For Further Credit Account Name (if applicable)

Subscription Agreement for Shares
of Golub Capital Private Income Fund I

GOLUB CAPITAL

6. Investor Representative Information (Required information. All fields must be completed.)

The Investor Representative must sign below to complete the order. The Investor Representative hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor's legal residence.

Firm Name | Name of Investor Representative

Office Street Address | City | State | Zip Code

Representative ID / CRD # | Branch ID / Firm CRD # (if applicable) | Telephone Number

Email Address | Fax Number

Operations Contact Name | Operations Contact Email Address

Please note that unless previously agreed to in writing by Golub Capital Private Income Fund I, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current Memorandum to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Memorandum and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; (vii) have a reasonable basis to believe the Investor is an "accredited investor" as defined in Rule 501 promulgated under Regulation D under the Securities Act of 1933, as amended (an "Accredited Investor") and (viii) have advised such investor that the shares have not been registered and are not expected to be registered under the Securities Act of 1933, as amended, or the laws of any country or jurisdiction outside of the United States except as otherwise described in the Memorandum. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, Rule 15l-1 ("Regulation Best Interest") and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

If you do not have another broker or other financial intermediary introducing you to Golub Capital Private Income Fund I, then Arete Wealth Management, LLC ("Arete") may be deemed to act as your broker of record in connection with any investment in Golub Capital Private Income Fund I. Arete is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Arete is your broker of record, then your shares will be held in your name on the books of Golub Capital Private Income Fund I. Arete will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker or other financial intermediary.

Financial Advisor Signature | Date | Branch Manager Signature (If required by Broker) | Date

5

6 Subscription Agreement for Shares of Golub Capital Private Income Fund I 7. Electronic Delivery Form (Optional) A. Electronic Delivery Consent Instead of receiving paper copies of the Memorandum, annual report, proxy statements, account statements, transaction confirmations, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Golub Capital Private Income Fund I. If you would like to consent to electronic delivery, including pursu ant to email, please initial below for this election. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic del ive ry of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communicati ons , including your account - specific information, you authorize said offering(s) to either ( i ) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic mat eri als is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provid er charges, and may be required to download software in connection with access to these materials. You understand this electronic deliver y program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function prope rly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law. Initial here to consent to electronic delivery B. Shareholder Reporting (Section 7 must be completed to receive reporting electronically) Email

Subscription Agreement for Shares
of Golub Capital Private Income Fund I

GOLUB CAPITAL

8. Investor Signatures (to be completed by Investor, Investor Representative and Custodian)

Golub Capital Private Income Fund I is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Golub Capital Private Income Fund I may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

BY SIGNING BELOW:

1. The Investor acknowledges and agrees that this subscription (i) is conditioned upon acceptance by the Company and (ii) may be accepted or rejected in whole or in part by the Company in its sole discretion at any time.
2. The Investor acknowledges and understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and the Investor agrees that any Shares acquired by the Investor may not be Transferred (as defined below) in any manner that would require the Company to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. Additionally, the Investor acknowledges that it was offered the Shares through private negotiations, not through any general solicitation or general advertising.
3. The Investor acknowledges and understands that the Company requires each investor in the Company to be an Accredited Investor and represents and warrants that it is an Accredited Investor.
4. The Investor represents and warrants that it is not subject to and is not aware of any facts that would cause such Investor to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) under the Securities Act.
5. The Investor acknowledges and understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor, including the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. In furtherance, and not in limitation, of the foregoing, if the Investor is a resident of any of the jurisdictions set forth in the Memorandum, the Investor represents, warrants and covenants as specified in the Memorandum hereto for such jurisdiction.

[Investor Signatures continued on next page]

7

Subscription Agreement for Shares
of Golub Capital Private Income Fund I

GOLUB CAPITAL

8. Investor Signatures (to be completed by Investor, Investor Representative and Custodian)

Continued from previous page

6. The Investor acknowledges that, unless waived by the Adviser (as defined below) or Arete, subscriptions must be submitted at least five business days prior to the first calendar day of each month (Investor's investment will be executed as of the first day of the applicable month at the NAV per share as determined as of the preceding day, being the last day of the preceding month). The Investor acknowledges that the Investor will not know the NAV per share at which the investment will be executed at the time the Investor subscribes and the NAV per share will generally be made available at the Company's website as disclosed in the Memorandum. The Investor acknowledges that the subscription request will not be accepted any earlier than two business days before the first calendar day of each month. The Investor acknowledges that they are not committed to purchase shares at the time their subscription order is submitted and they may cancel their subscription at any time before the time it has been accepted by the Company. The Investor understands that they may withdraw their purchase request by notifying the transfer agent, through their financial intermediary, or directly by calling the Company at (212) 750-6060.
7. The Investor acknowledges and agrees that the Shares to be acquired hereunder are being acquired by the Investor for the Investor's own account for investment purposes only and not with a view to resale or distribution. The Investor shall not, directly or indirectly, Transfer all or any portion of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge or charge of all or any part of such Shares) except in accordance with (i) the registration provisions of the Securities Act or an exemption from such registration provisions, (ii) any applicable U.S. federal or state or non-U.S. securities laws and (iii) the terms of this Subscription Agreement and the Declaration of Trust. The Investor understands that it may be required to bear the economic risk of its investment in the Shares for a substantial period of time because, among other reasons, the offering and sale of the Shares have not been registered under the Securities Act and, therefore, the Shares cannot be sold other than through a privately negotiated transaction unless they are subsequently registered under the Securities Act or an exemption from such registration is available. "Transfer" (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, submit for repurchase, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly.
8. The Investor represents and warrants that the Investor will comply in all respects with all applicable laws with respect to its investment in the Company, including without limitation, applicable anti-money laundering laws such as the Bank Secrecy Act, as amended and supplemented by Title III of the USA PATRIOT Act of 2001, the 1940 Act, including, without limitation, Section 12(d)(1) thereof, and securities and all other applicable laws and regulations imposed upon the Investor under the laws of the jurisdiction in which the Investor is organized and/or resides.
9. The Investor represents and warrants that it has received, read carefully in its entirety, and understands the Memorandum. The Investor has consulted with its own attorney, accountant, investment adviser or other adviser with respect to the investment contemplated hereby and its suitability for the Investor, and the Investor understands and consents to the fees, risks and other considerations relating to the purchase of the Shares and an investment in the Company, including the fees outlined in the section titled "Investment Advisory Agreement; Administration Agreement" of the Memorandum and the risks and other considerations set forth in the sections titled "Risk Factors" and "Certain Relationships and Related Party Transactions" in the Memorandum. The Investor has had the opportunity to ask questions of and receive answers from representatives of the Company, all such questions have been answered to the Investor's full satisfaction, and the Investor has obtained any additional information concerning the Company sought by the Investor. The Investor acknowledges that no representations have been made to the Investor in connection with its investment in the Company, other than the Operative Documents.
10. The Investor agrees to be bound by all the terms and provisions of this Subscription Agreement, the Memorandum, the Company's bylaws, substantially in the form presented in the appendices to the Memorandum (as amended, the "Bylaws"), the amended and restated declaration of trust of the Company, substantially in the form presented in the appendices to the Memorandum (as amended, the "Declaration of Trust"), the Investment Advisory Agreement by and between GC Advisors LLC (the "Adviser") and the Company, substantially in the form presented in the appendices to the Memorandum (as amended, the "Advisory Agreement"), and the Administration Agreement by and between the Company and Golub Capital LLC, the Company's administrator (the "Administrator"), substantially in the form presented in the appendices to the Memorandum (as amended, the "Administration Agreement" and, together with the Memorandum, the Bylaws, the Declaration of Trust and the Advisory Agreement, the "Operative Documents") together with this Subscription Agreement.

8

[Investor Signatures continued on next page]

9 Subscription Agreement for Shares of Golub Capital Private Income Fund I 8. Investor Signatures (to be completed by Investor, Investor Representative and Custodian) Continued from previous page 11. The Investor acknowledges and agrees that proceeds received from subscriptions for the Initial Closing (as defined in the Memorandum) will be held by the Fund’s transfer agent in a non - interest - bearing account until such date that the Board of Trustees of the Company (the “Board”) authorizes the release of the proceeds (the “Subscription Proceeds”) to the Company. The Investor further acknowledges and agrees that if the Board does not authorize the release of the Subscription Proceeds wi thi n one year following the date of the Initial Memorandum (as defined in the Memorandum), the Initial Closing will be terminated and the investors will receive a full refund of their investment without interest or deduction for expenses. 12. The Investor acknowledges that the Company will file or has filed a registration statement on Form 10 (the “Registration Statement”) for the registration of its Class I common shares of beneficial interest with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act. The Registration Statement is not an offering document pursuant to which the Company is conducting this offering of securities. Accordingly, the Investor should rely exclusively on information contained in the Memorandum, together with reports the Company may file under the Exchange Act, from time to time, in making its investment decisions. The Company expects to enter into separate Subscription Agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agre eme nt and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales. 13. The Investor acknowledges that the Company shall have the right to accept or reject the Investor’s subscription, in whole or in part, for any reason, including, without limitation, (i) the inability of the Investor to meet the standards imposed by Regul ati on D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the ineligibility of the Inv est or under applicable state or foreign securities laws or (iii) for any other reason. If the Investor’s subscription is accepted i n p art and rejected in part, the Investor will be so notified and the Investor agrees to deliver promptly upon the Company’s request a n ew signature page to this Subscription Agreement with respect to which the Investor Subscription Amount shall be such lesser amount as may be determined by the Company. If the Investor’s subscription is wholly rejected, the executed copies of this Subscription Agreement will be returned to the Investor. 14. Anti - Money Laundering. i. The Investor acknowledges that neither the Investor, any of its affiliates or beneficial owners, nor any person for whom the Investor is acting as agent or nominee, (A) appears on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the list of Foreign Sanctions Evaders maintained by OFAC, or any other lists of restricted parties maintained by the U.S. Government, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, (B) is a senior forei gn political figure or any immediate family member or close associate of a senior foreign political figure or (C) is identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, and that no monies or dividends received as a result of the investment in the Shares will be provided to or for the benefit of, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non - cooperative country or territory” by the U.S. Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: (x) has conducted thorough due diligence with respect to all of its beneficial owners, (y) has established the identities of all beneficial owners and the source of each of the beneficia l owner’s funds and (z) will retain evidence of any such identities, any such source of funds and any such due diligence. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (I) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including money laundering activities and all of the Investor Subscription Amount contributed by the Investor was not, and will not be, directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti - money laundering laws and regulations, and (II) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities. [Investor Signatures continued on next page]

10 Subscription Agreement for Shares of Golub Capital Private Income Fund I 8. Investor Signatures (to be completed by Investor, Investor Representative and Custodian) Continued from previous page ii. The Investor acknowledges that it shall provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the USA PATRIOT Act or the anti - money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of such Investor from any governmental authority, self - regulatory organization or financial institution in connection with its anti - money laundering compliance procedures (which, notwithstanding anything in the Company’s privacy policies to the contrary, may then be disclosed to such persons), or to update such information. The Investor hereby represents that the Investor is in compliance with all such laws. Failure to provide such information upon request may result in the compulsory redemption of the Investor’s Shares. Investor represents that all evidence of identity provided is genuine. iii. The Investor acknowledges that to comply with applicable U.S. anti - money laundering laws and regulations, all payments and contributions by the Investor to the Company, and all payments and distributions to the Investor, shall only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended. 15. The Investor represents and warrants that none of the information concerning the Subscriber nor any statement, certification, representation or warranty made by the Subscriber in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including the Investor Questionnaire and any Form W - 9 or relevant Form W - 8 (W - 8BEN, W - 8BEN - E, W - 8IMY, W - 8ECI or W - 8EXP)), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. 16. The Investor, if an individual, has read carefully in its entirety, and understands and agrees with, the Company’s Investor P riv acy Notice attached hereto as Appendix C. 17. Investor Information. The Investor acknowledges that the Company reserves the right to request such information as is necessary to verify the identity of the Investor or as may reasonably be requested by the Company in connection with its operations, including such information requested by the Company in connection with entering into any borrowing or other financing arrangement. The Investor shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Investor’s representations and warranties or as required for the Company’s operations. In the event of delay or failure by the Investor to produce any information required for verification purposes, or if otherwise required by law or regulation, the Company may refuse to accept the subscription or may refuse to process a distribution until proper information has been provided. The Investor agrees further that the Adviser and the Company shall b e held harmless and indemnified against any loss, claim, cost, damage or expense arising as a result of a failure to process an y subscription or distribution if such information as has been required by the Company has not been provided by the Investor or which the Adviser or the Company may suffer as a result of any violations of law committed by the Investor. 18. Transfer. The Investor acknowledges and agrees that the Investor may not Transfer any of its Shares unless the Transfer is made in accordance with applicable securities laws and is otherwise in compliance with the transfer restrictions set forth in the Memorandum. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company. Further, the Investor acknowledges that it is aware and understands that there are other substantial restrictions on th e transferability of its Shares under this Subscription Agreement, the Declaration of Trust and applicable law, including the f act that (A) there is no established market for the Shares and it is not expected that a public market for the Shares will develop; (B ) t he Shares are not currently, and Shareholders have no rights to require that the Shares be, registered under the Securities Act or the securities laws of the various states or any non - U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (C) the Investor may have to hold the Shares herei n subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liq uid ate its investment in the Company. [Investor Signatures continued on next page]

11 Subscription Agreement for Shares of Golub Capital Private Income Fund I Continued from previous page [Reserved] 'Approval of Increased Leverage Ratio. The Investor provides its approval and consent to the application of Section 61(a)(2) to the Company to decrease the asset coverage requirement applicable to the Company from 200% to 150%, effective as of the Initial Closing. Further, the Investor waives its rights under Section 61(a)(2)(D)(ii) of the 1940 Act to have its shares of the Fund repurchased for the next four calendar quarters. The Investor understands that the offer and sale of the Shares is being made in reliance on specific exemptions from requirements of federal and state securities laws and that the Company and the controlling persons thereof, will rely on the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in determining the applicability of such exemptions. The Investor hereby confirms that all such representations and warranties will remain true and complete on the date of acceptance by the Company of the Investor's subscription hereunder. This Subscription Agreement, including all representations and warranties of the Investor contained herein, shall survive the sale of the Shares to the Investor, and the admission of the Investor as a Shareholder of the Company. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator and their respective affiliates, and each partner, member, shareholder, officer, director, employee and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor's investment in Shares. 'FATCA Compliance. The Investor acknowledges and agrees that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act ("FATCA") and avoid the imposition of U.S. federal withholding tax, the Company and the Administrator may from time to time require further information or documentation from the Investor and, if and to the extent required under FATCA, the Investor's direct and indirect beneficial owners (if any), relating to or establishing such person's identity, residence (or jurisdiction of formation) and income tax status, and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners (if any), as and when requested by the Company or the Administrator sufficient for the Company to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, immediately redeem the Investor's Shares or prohibit the Investor from purchasing additional Shares or participating in additional investments in the Company. The Investor hereby agrees to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor not providing all requested information and documentation in a timely manner, or the inaccuracy of any information and documentation that is provided. The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions. [Investor Signatures continued on next page]

Subscription Agreement for Shares
of Golub Capital Private Income Fund I

GOLUB CAPITAL

8. Investor Signatures (to be completed by Investor, Investor Representative and Custodian)

Continued from previous page

24. The Investor acknowledges that the Memorandum and other information relating to the Company (the "Confidential Information") have been submitted to the Investor on a confidential basis for use solely in connection with the Investor's consideration of the purchase of Shares. In addition, Confidential Information includes non-public information regarding Golub Capital BDC 4, Inc., Golub Capital Direct Lending Unlevered Corporation, Golub Capital Direct Lending Corporation, Golub Capital BDC, Inc., Golub Capital Private Credit Fund, Golub Capital Private Income Fund S and any other investment vehicles whose investment adviser is the Adviser or an affiliate of the Adviser. Investor agrees to comply with all laws, including securities laws, concerning Confidential Information, and Investor agrees that it shall not trade in the securities of any issuer about which Investor receives material non-public information under this Subscription Agreement or in its capacity as a holder of Shares and shall refrain from such trading until any material non-public information no longer constitutes material non-public information. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other Confidential Information, in whole or in part, or (b) disclose the Memorandum or any other Confidential Information to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other Confidential Information if the Investor has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this paragraph and the Investor remains liable for any breach of this paragraph by its investors), except to the extent (i) such information is in the public domain (other than as a result of any action or omission of the Investor or any person to whom the Investor has disclosed such information) or (ii) such information is required by applicable law or regulation to be disclosed, in which case the Investor shall first notify the Company of such requirement (unless such notification is prohibited by law) so that the Company may pursue a protective order or other appropriate remedy or waive compliance with the terms of this paragraph, and if a protective order or other appropriate remedy is not obtained, or if the Company waives compliance with the terms of this paragraph, then the Investor shall disclose only that portion of Confidential Information that the Investor is advised by counsel is legally required to be disclosed and shall use its commercially reasonable efforts to protect the confidentiality of such information disclosed, including by requesting that confidential treatment be accorded such information. The Investor further agrees to return the Memorandum and any other information relating to the Company upon the Company's request therefor. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this paragraph by the Investor and that, in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

25. **ERISA Matters**. If the Investor is or will be (i) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, (ii) a "plan" described in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (iii) an entity that is, or is deemed to be, using (under the Plan Assets Regulation or otherwise for purposes of ERISA or Section 4975 of the Code) the assets of any of the foregoing described in clauses (i) or (ii) to purchase or hold its investments (each, a "Plan"), the Investor has so indicated in the Investor Questionnaire, and the Investor represents, warrants and agrees that:

    i. The acquisition and the subsequent holding of such Shares do not and will not constitute a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code;

    ii. The decision to acquire Shares was made by a "fiduciary" of the Plan within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code (the "Plan Fiduciary") that is independent of the Company, the Adviser and their respective employees, representatives and affiliates, is qualified to make investment decisions on behalf of the Plan and has authorized the Investor's investment in the Company;

    iii. The Investor's investment in Shares conforms in all respects to the documents governing the Plan and, assuming the assets of the Company do not constitute "plan assets" subject to the provisions of Title I of ERISA or Section 4975 of the Code, complies with all applicable requirements of ERISA and Section 4975 of the Code;

[Investor Signatures continued on next page]

12

13 Subscription Agreement for Shares of Golub Capital Private Income Fund I 8. Investor Signatures (to be completed by Investor, Investor Representative and Custodian) Continued from previous page iv. The Plan Fiduciary has been informed about the fee structure of the Company, including the incentive fee component, and has concluded that such fees are reasonable and the investment in the Company otherwise constitutes a reasonable contract or arrangement, and the Subscriber acknowledges and agrees that none of the Adviser or its employees, representatives or affiliates have any discretion, or are otherwise acting in a fiduciary capacity with respect to the Plan’s investment in the Company, whether pursuant to the provisions of ERISA, Section 4975 of the Code or otherwise, and, without limiting the generality of the foregoing, the Investor has not relied on, and is not relying on, any investment advice or recommendation of any such person with respect to the Plan’s investment in the Company; v. The Investor acknowledges that the Company has the authority to require the redemption, withdrawal or other cancellation of any Shares if it is determined that the continued holding of such Shares could result in the Company being subject to the provisions of Title I of ERISA or Section 4975 of the Code; and vi. Without limiting the remedies available in the event of a breach, the Investor agrees promptly to provide to the Company such information as the Company may from time to time reasonably request for purposes of determining whether the assets of the Company are “plan assets” within the meaning of the Plan Assets Regulation, and any other matters relating to ERISA or compliance with ERISA or Section 4975 of the Code arising in connection with the Investor’s investment in the Company, or the operation or investments of the Company. The representations and warranties set forth in this Section 25 shall be deemed repeated and reaffirmed on each day the Investor holds Shares. Without limiting the remedies available in the event of a breach, if at any time the representations and warranties set forth in this Section 25 shall cease to be true, including because there is a change in the Investor’s Pla n status or the percentage of assets that constitute “plan assets” subject to the provisions of Title I of ERISA or Section 4975 of the Code, then the Investor shall promptly notify the Company in writing. 26. If the Investor is a Non - U.S. Person, the Investor represents and warrants that it is not, and it is not investing on behalf of, (i) an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code o f 1 86, as amended (the “Code”), that is subject to Section 4975 of the Code, or (iii) an entity that is, or is deemed to be, using (und er the Plan Assets Regulation or otherwise for purposes of ERISA or Section 4975 of the Code) the assets of any of the foregoing described in clauses (i) or (ii). THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW. [Investor Signatures continued on next page]

14 Subscription Agreement for Shares of Golub Capital Private Income Fund I Date Signature of Investor Title or Capacity of Signatory (if applicable) Date Signature of Co - Investor (if applicable) Title or Capacity of Signatory (if applicable) (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) Custodian Phone Number Custodian Name Custodian Tax ID # Date Signature of Custodian (if appliable) 8. Investor Signatures (to be completed by Investor, Investor Representative and Custodian) Continued from previous page Custodian Stamp Here

15 Subscription Agreement for Shares of Golub Capital Private Income Fund I 9. Miscellaneous If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Golub Capital Pr iva te Income Fund I experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Golub Capital Private Income Fund I and the Broker in writing. The Broker may notify Golub Capital Private Income Fund I if an investor participating in the Distribution Reinvestm ent Plan can no longer make the representations or warranties set forth in Section 8 above, and Golub Capital Private Income Fund I ma y r ely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan. No sale of shares may be completed until at least five business days after you receive the Memorandum. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived by the Adviser and/or Are te). You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Investors are encou rag ed to read the Memorandum in its entirety for a complete explanation of an investment in the shares of Golub Capital Private Inc ome Fund I. Return the completed Subscription Agreement to: golubcapital@ultimusfundsolutions.com Should you have any questions regarding your submission, please contact golubcapital@ultimusfundsolutions.com. Email Address: Golub Capital c/o Ultimus Fund Solutions 225 Pictoria Drive, Suite 450 Cincinnati, OH 45246 Direct Overnight Mail: Golub Capital c/o Ultimus Fund Solutions P.O. Box 46707 Cincinnati, OH 45246 - 0707 P.O. Box:

16 Subscription Agreement for Shares of Golub Capital Private Income Fund I Instructions: All purchasers please complete this Appendix A . The Investor represents and warrants that it is an “accredited investor” within the meaning of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and has indicate d b elow each category under which the Investor qualifies as an accredited investor. The Investor is: ____ (i) A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in regard to this offering in its individua l or a fiduciary capacity. ____ (ii) A savings and loan or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in reg ard to this offering in its individual or a fiduciary capacity. ____ (iii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as from time to time amended (the “ Exchange Act ”). ____ (iv) An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as from time to time amended (the “ Investment Advisers Act ”) or registered pursuant to the laws of a state. ____ (v) An investment adviser relying on the exemption from registering with the Securities and Exchange Commission (the “ SEC ”) under Section 203(l) or Section 203(m) of the Investment Advisers Act. ____ (vi) An insurance company, as defined in Section 2(a)(13) of the Securities Act. ____ (vii) An investment company registered under the Investment Company Act of 1940, as from time to time amended (the “ Investment Company Act ”). ____ (viii) A business development company, as defined in Section 2(a)(48) of the Investment Company Act. ____ (ix) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as from time to time amended. ____ (x) A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act. ____ (xi) A Rural Business Investment Company, as defined in Section 384A of the Consolidated Farm and Rural Development Act. ____ (xii) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000. ____ (xiii) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as from time to time amended (“ ERISA ”), if the investment decision regarding this offering was made by a plan fiduciary (as such term is defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company (as described above) or investment adviser duly registered under the Investment Advisers Act. ____ (xiv) An employee benefit plan within the meaning of ERISA with total assets in excess of $5,000,000, whether or not the investment decision regarding this offering was made by a bank, insurance company or registered investment adviser. ____ (xv) An employee benefit plan within the meaning of ERISA which is a self - directed plan with investment decisions made solely by persons described by one or more of the categories set forth in this Appendix A. ____ (xvi) Either (A) a corporation, (B) a Massachusetts or similar business trust, (C) a partnership, (D) a limited liability company, or (E) an organization described in Section 501(c)(3) of the Internal Revenue Code, in any case not formed for the specific purpose of acquiring the Shares and having total assets in excess of $5,000,000. ____ (xvii) A natural person whose individual net worth, or joint net worth 1 with his or her spouse or spousal equivalent, 2 excluding the value of his or her primary residence, exceeds $1,000,000. 3 Appendix A – Accredited Investor Status 1. For the purposes of calculating joint net worth in this subsection, joint net worth can be the aggregate net worth of the Inv est or and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation. 2. For this purpose, a “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse . 3. For purposes of this net worth calculation, the Investor may exclude the amount of indebtedness secured by the Investor’s pri mar y residence up to the amount of the value of such residence. However, if the amount of the indebtedness secured by the Investor’s primary residence exceeds the value of such res idence, the amount of that excess debt should be treated as a liability and deducted from the Investor’s net worth. In addition, indebtedness secured by the Investor’s prima ry residence that is incurred within sixty (60) days of the date of the subscription made hereby must be included as a liability unless such indebtedness is incurred in connection with the acquisition of the Investor’s primary residence.

17 Subscription Agreement for Shares of Golub Capital Private Income Fund I ____ (xviii) A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and who reasonably expects income in excess of such amounts in the current year. ____ (xix) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person who has, alone or together with his or her Purchaser Representative (as defined in the aforementioned Regulation D), such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in Shares. ____ (xx) A trust pursuant to which the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust, and the (each) grantor is described by one or more of the categories set forth in subsections (xvii), (xviii), (xxiii) or (xxiv) of this Appendix A. ____ (xxi) A partnership, corporation or other entity in which all of the equity owners are persons described by one or more of the categories set forth in subsections (i) through (xx) of this Appendix A. 4 ____ (xxii) An entity of a type not listed in subsections (i) through (xvi), (ix), or (xxi) of this Appendix A, not formed for t he specific purpose of acquiring Shares, owning investments in excess of $5,000,000. ____ (xxiii) A natural person holding in good standing one or more professional certifications, designations or other credential s that the SEC has designated as qualifying an individual for accredited investor status, including Series 7, Series 65 and Series 82 licenses. ____ (xxiv) A natural person who is a “knowledgeable employee,” within the meaning of Rule 3c - 5(a)(4) under the Investment Company Act with respect to the Company. ____ (xxv) A “family office,” as defined in Rule 202(a)(11)(G) - 1 under the Investment Advisers Act, (i) with assets under management in excess of $5,000,000; (ii) that was not formed for the specific purpose of acquiring Shares; and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of an investment in the Shares. ____ (xxvi) A “family client,” as defined in Rule 202(a)(11)(G) - 1 under the Investment Advisers Act, of a family office meeting the requirements in subsection (xxv) of this Appendix A and whose prospective investment in the Company is directed by such family office in accordance with clause (iii) of such subsection (xxv). ____ (xxvii) An employee benefit plan within the meaning of Title I of ERISA, acting for its own account or for the accounts of other “qualified institutional buyers” as defined under Rule 144A promulgated under the Securities Act, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the plan. ____ (xxviii) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a st ate or its political subdivisions, for the benefit of its employees, acting for its own account or for the accounts of other “qualified institutional buyers” as defined under Rule 144A promulgated under the Securities Act, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the plan. Appendix A – Accredited Investor Status (cont’d) 4. It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor st atus of entities under this subsection. If relying on this subsection, the Investor agrees to provide to the Company any information regarding the Investor’s direct and indirect e qui ty owners in order for the Company to determine whether or not such equity owners are accredited investors.

18 Subscription Agreement for Shares of Golub Capital Private Income Fund I Instructions: All purchasers please complete this Appendix B in its entirety. 1. Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations 1 or will you use the assets of a “benefit plan investor” 2 to invest in Golub Capital Private Income Fund I? ☐ Yes ☐ No 2. If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in Golub Capital Private Income Fund I are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations: % 3. If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in Golub Capital Private Income Fund I are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder? % 4. Please indicate if you are “Controlling Person” defined as : (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of Golub Capital Private Income Fund I, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. A n “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, control led by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person. ☐ Yes ☐ No 1. “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3 - 101 of Part 251 0 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time. 2. The term “benefit plan investor” includes, for e.g.,: ( i ) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide fo r health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plan” described in se cti on 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement ac cou nt,” an “individual retirement annuity,” a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute t he assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations. Appendix B – Additional Questionnaire

Subscription Agreement for Shares
of Golub Capital Private Income Fund I

GOLUB CAPITAL

Appendix C – Investor Privacy Notice

Maintaining the confidentiality of the personal information of our current and prospective investors is one of our highest priorities. This notice sets forth the type of personal information we collect, how that information is used by us, and how we protect your personal information.

In this Investor Privacy Notice, "we", "us" and "our" refers to the Company and GC Advisors LLC ("GC Advisors") and its or their affiliates or delegates.

HOW AND WHY WE COLLECT PERSONAL INFORMATION

1. Collection.

Personal information may be collected from investors in order to comply with legal and regulatory requirements. Information may be collected from any of the following sources:

a. *From You*: We collect information from investors when they enter into a subscription agreement with the Company. We may also collect information from investor questionnaires, W-9s or W-8s and other applications or forms that investors complete. This information may include items such as an investor's name, address, e-mail address, social security number, birth date, annual income, net worth, marital status, and investment risk tolerance. If an investor indicates he or she has a spouse or partner, his/her personal and financial account information may also be requested. In order to establish the legitimacy of the subscribing entity, as well as capacity and authority of controlling person(s), we may request copies of organizational documents.

b. *From Transactions*: If an investor invests in the Company, we keep records relating to the investor's interest in the Company.

c. *From our Website*: If investors visit GC Advisors' website, we may collect the contact details and other information that investors provide directly to us and we may track the amount of time each investor spends on our site, the parts of our site visited and other technical information. We use this information to improve the functionality of our website.

2. Use of Personal Information

Investors' personal information is collected and maintained by us so that we may fulfill our legal and regulatory requirements.

DISCLOSURE OF PERSONAL INFORMATION

We do not, and do not intend, to sell or disclose personal information about current or former investors to nonaffiliated third parties except as set forth below. If in the future this policy changes investors will be notified and provided with an opportunity to opt out of such disclosure. We may share personal information of investors as follows:

a. We will reveal or share personal information where the law permits or requires it, such as for tax reporting purposes or pursuant to a court order, or to otherwise comply with applicable laws and regulations.

b. We may reveal or share personal information with our affiliates. Our affiliates include, for example, investment funds that are manage or over which GC Advisors or its affiliates have control.

c. We may reveal or share personal information with unaffiliated service providers such as brokers, fund administrators and transfer agents in connection with distributions or other transactions. An investor's personal information may also be provided to attorneys, accountants or auditors in order to enable us to comply with legal and regulatory requirements.

PROTECTION OF YOUR PERSONAL INFORMATION

Our employees may, from time to time, have access to the personal information of investors in order to provide services to investors. All employees are subject to the terms of certain privacy policies and practices. We also maintain physical, electronic and procedural safeguards designed to protect nonpublic personal financial information.

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20 Subscription Agreement for Shares of Golub Capital Private Income Fund I Appendix D – Certification Regarding Beneficial Owners of Legal Entity Accounts What is this form? To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers . Legal entities can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes . Requiring the disclosure of key individuals who own or control a legal entity (i . e . , the beneficial owners) helps law enforcement investigate and prosecute these crimes . Who has to complete this form? This form must be completed by the person opening a new account on behalf of a legal entity with any of the following U . S . financial institutions : (i) a bank or credit union ; (ii) a broker or dealer in securities ; (iii) a mutual fund ; (iv) a futures commission merchant ; or (v) an introducing broker in commodities . For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country . Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf . What information do I have to provide? This form requires you to provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of foreign persons) for the following individuals (i . e . , the beneficial owners) : i. Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity cus tomer (e.g., each natural person that owns 25 percent or more of the shares of a corporation); and ii. An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer). The number of individuals that satisfy this definition of “beneficial owner” may vary . Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified . Regardless of the number of individuals identified under section (i), you must provide the identifying information of one individual under section (ii) . It is possible that in some circumstances the same individual might be identified under both sections (e . g . , the President of Acme, Inc . who also holds a 30 percent equity interest) . Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i . e . , one individual under section (ii) and four 25 percent equity holders under section (i)) . The financial institution may also ask to see a copy of a driver’s license or other identifying document for each beneficial owner listed on this form . Please fill in the below details for your existing account: Account Registration (Investor Name)* In compliance with the Customer Due Diligence requirements issued by the Financial Crimes Enforcement Network (FinCEN), financial institutions must identify and verify the identity of the beneficial owners of all legal entity customers . This form must be completed by the person opening a new account on behalf of a legal entity customer . For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by filing a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country . Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening account on their own behalf . 1. ACCOUNT INFORMATION (*Required Information) 2. CERTIFICATION REGARDING BENEFICIAL OWNERS OF LEGAL ENTITY CUSTOMERS

21 Subscription Agreement for Shares of Golub Capital Private Income Fund I Appendix D – Certification Regarding Beneficial Owners of Legal Entity Accounts This form requires you provide the name, address, date of birth and Social Security number (or passport or other similar information, in the case of non - U . S . Persons) for the following individuals (i . e . beneficial owners) : i . Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e . g . each natural person that owns 25 percent or more of the shares of a corporation) ; and ii . An individual with significant responsibility for managing the legal entity customer ( e . g , a Chief Executive Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer) . The number of individuals that satisfy this definition of “beneficial owner” may vary . Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified . Regardless of the number of individuals identified in section (i), you must provide the identifying information of one individual under section (ii) . It is possible that is some circumstances the same individual might be identified under both sections (e . g . , the President of ACME, Inc . who also holds a 30 percent equity interest) . Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i . e . , one individual under section (ii) and four 25 percent equity holders under section (i)) . The financial institution may also ask to see a copy of a driver’s license or other identifying document for each beneficial owner listed on this form . CERTIFICATION OF BENEFICIAL OWNER(S) – Persons acting on behalf of a legal entity must provide the following information : a. Name and Title of Natural Person Updating Account : b . Name, Type (select below), and Address of Legal Entity for Which the Account is Being Updated Corporation Limited Liability Company Limited Partnership General Partnership Business Trust Other entity created by filing with a state office c . The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25 percent or more of the equity interests of the legal entity listed above : Name Date of Birth For U.S. Persons: Social Security Number Address (Residential or Business Street Address) For Non - U.S. Persons Social Security Number, Passport Number and Country of Issuance, or other similar identification number (If no individual meets this definition, please write, “Not Applicable”) Continued from previous page

22 Subscription Agreement for Shares of Golub Capital Private Income Fund I Appendix D – Certification Regarding Beneficial Owners of Legal Entity Accounts d . The following information for one individual with significant responsibility for managing the legal entity listed above, such as : ● An executive officer or senior manager (e . g . , Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, Vice President, Treasurer) : OR ● Any other individual who regularly performs similar functions . I, (name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct . Signature Date Name Date of Birth For U.S. Persons: Social Security Number Address (Residential or Business Street Address) For Non - U.S. Persons Social Security Number, Passport Number and Country of Issuance, or other similar identification number 3. MAILING INSTRUCTIONS Fax 402 - 609 - 7043 Email golubcapital@ultimusfundsolutions.com Overnight Delivery Golub Capital Private Income Fund c/o Ultimus Fund Solutions 225 Pictoria Dr., Suite 450 Cincinnati, OH 45246 Regular Delivery Golub Capital Private Income Fund c/o Ultimus Fund Solutions PO Box 46707 Cincinnati, OH 45246 - 0707 Please send completed form to: Continued from previous page